UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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DEL GLOBAL TECHNOLOGIES CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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DEL GLOBAL TECHNOLOGIES CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 8, 2010

To the Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of DEL GLOBAL TECHNOLOGIES CORP., a New York corporation (the “Company”), will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York 10022 on Friday, January 8, 2010 at 10 a.m., eastern time, or at any adjournment or postponement thereof, for the following purposes:

1.	To elect six (6) members of the board of directors of the Company (the “Board”) to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualify;

2.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending July 31, 2010; and

3.	To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

These proposals are more fully described in the proxy statement accompanying this notice.  The Company’s Board recommends that you vote FOR each of these proposals.  The Meeting may be postponed or canceled by action of the Board upon public notice given prior to the time previously scheduled for the Meeting or adjourned by action of the chairman of the Meeting.  Only shareholders of record at the close of business on November 13, 2009 are entitled to vote at the Meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. The Company believes these rules allow us to provide shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

All shareholders are cordially invited to attend the Meeting in person.  However, to ensure your representation at the Meeting, you are urged to vote as promptly as possible.  Any shareholder attending the Meeting may vote in person even if such shareholder has returned a proxy, as long as the shares are held in the shareholder’s name or the brokerage firm, bank or other holder of record acting as the shareholder’s nominee confirms the shareholder’s ownership in writing.  A list of shareholders entitled to vote at the Meeting will be available for inspection at our offices.  If you have any further questions concerning the Meeting or any of the proposals, please contact John J. Quicke at (847) 288-7000.

By Order of the Board of Directors

/s/ John J. Quicke
John J. Quicke
President and Chief Executive Officer
Roselle, Illinois
Dated: November 20, 2009

DEL GLOBAL TECHNOLOGIES CORP.
50B N. GARY AVENUE
ROSELLE, ILLINOIS 60172
________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 8, 2010
________________

INTRODUCTION

This Proxy Statement is being furnished to shareholders by the Board of Directors of DEL GLOBAL TECHNOLOGIES CORP., a New York corporation (the “Company”), in connection with the solicitation of the proxies in the accompanying form for use at the 2010 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York 10022 on Friday, January 8, 2010 at 10 a.m., eastern time, or at any adjournment or postponement thereof.

Beginning on November 20, 2009, the Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Meeting.

GENERAL INFORMATION

Place and Time.  The Meeting will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York 10022 on Friday, January 8, 2010 at 10 a.m., eastern time.

Record Date and Voting.  The Board of Directors fixed the close of business on Friday, November 13, 2009, as the record date (the “Record Date”) for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Meeting.  Such shareholders will be entitled to one vote for each share held on each matter submitted to a vote at the Meeting.  On the Record Date, there were 24,246,165 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.  Shareholders may vote in person or by proxy.

Purposes of the Meeting.  The purpose of the Meeting is to vote upon (i) the election of six (6) directors for the ensuing year; (ii) the ratification of the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending July 31, 2010; and (iii) such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

Internet Availability of Proxy Materials. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials at http://www.proxyvote.com or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Quorum.  The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date.  Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter.

Abstentions and Broker Non-Votes.  Broker “non-votes” and the shares of Common Stock as to which a shareholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting.  A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Neither broker “non-votes” nor abstentions are included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the Votes Cast and, therefore, they do not have the effect of votes in opposition in such tabulations.

Voting of Proxies.  The Board of Directors of the Company is asking for your proxy.  Giving the Board of Directors your proxy means you authorize it to vote your shares at the Meeting in the manner you direct.  You may vote for all, some or none of the director nominees.  You may also vote for or against the other proposals or abstain from voting.  All valid proxies received prior to the Meeting will be voted.  All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy, the shares will be voted FOR the Company’s six (6) director nominees, FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending July 31, 2010 and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Meeting.  A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the Meeting and voting in person.  The directors receiving a plurality of Votes Cast will be elected to fill the seats of our Board of Directors.  The affirmative vote of a majority of the Votes Cast is required to ratify the appointment of the independent registered public accountants.  As of the Record Date, there were 24,246,165 shares of the Company’s Common Stock issued and outstanding.  The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxyholders with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting.  As of the date of this Proxy Statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting.

Attendance at the Meeting.  Only holders of Common Stock, their proxy holders and the Company’s invited guests may attend the Meeting.  If you wish to attend the Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of Common Stock of the Company as of the Record Date as acceptable proof of ownership.

Costs of Solicitation.  The cost of soliciting proxies will be borne by the Company.  Such costs include the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock.  In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation; and may be made in person or by telephone or telegraph.  No additional compensation will be paid to any director, officer or employee of the Company for such solicitation.

Certain Financial Information.  Please take note that the Company’s Annual Report on Form 10-K for the fiscal year ended August 1, 2009 (the “2009 Annual Report”) (without exhibits) is available on the Internet along with this Proxy Statement at http://www.proxyvote.com.

Any shareholder of the Company may obtain without charge copies of the 2009 Annual Report and this Proxy Statement, including the Company’s certified financial statements and any exhibits, as filed with the SEC, by writing to the corporate secretary, Del Global Technologies Corp., 50B N. Gary Avenue, Roselle, Illinois 60172.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees

The Board is presently comprised of six (6) directors, four (4) of whom, Messrs. Czarnecki, Henderson and Risher and General McPeak, were elected at the Company’s Annual Meeting of Shareholders held on December 16, 2008, T. Scott Avila, who was appointed to the Board March 31, 2009 and John J. Quicke, who was appointed to the Board September 17, 2009.  Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company.  Directors must be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election.  Directors elected at the Meeting will serve until the next Annual Meeting of Shareholders of the Company and until their successors shall be duly elected and qualify.  Each of the nominees currently serves as a director of the Company.  The terms of office of the current directors expire at the Meeting and when their successors are duly elected and qualify.  The Company has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected.  Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.  The Board of Directors has no reason to believe that any nominee listed below will be unwilling or unable to serve as director of the Company.

Information with Respect to Nominees

The names and ages of each nominee for director of the Company, each of their principal occupations at present and for the past five (5) years and certain other information about each of the nominees are set forth below:

Name	Age	All Offices With The Company(1)	Director Since
T. Scott Avila	49	Director	2009
Gerald M. Czarnecki	69	Director	2003
James R. Henderson	51	Chairman of the Board and Director	2003
General Merrill A. McPeak	73	Director	2005
John J. Quicke	60	Director, President and Chief Executive Officer	2009
James A. Risher	67	Director	2005

(1)	See also the “Committee Membership” chart included in this Proxy Statement.

T.Scott Avila has been a member of the Company’s Board of Directors since March 31, 2009.  He has served as Managing Partner of CRG Partners, Group, a privately held professional services company since July 2007. Mr. Avila was also the Managing Partner of CRP Partners, Group, a privately held professional services company from July 2003 through July 2007.

Gerald M. Czarnecki has been a member of the Company’s Board of Directors since June 3, 2003.  He has served as the Chairman of The Deltennium Corporation, a privately held holding company (“Deltennium”), since November 1995 and has served as a director of Aftersoft, Inc., an entity which provides software, information and related services to businesses engaged in the automotive aftermarket since August 12, 2008 and its Chairman since September 23, 2009.  Mr. Czarnecki is also currently serving as President & CEO of Junior Achievement Worldwide, Inc. and is Managing Director of O2Media Inc. Mr. Czarnecki had a broad career as a corporate executive including serving as Chairman & CEO of Honfed Bank, a multi-billion dollar bank; President of UNC Inc., a manufacturing and services company in the aviation industry; and Senior Vice President of Human Resources and Administration of IBM, the world’s largest computer company.  Mr. Czarnecki is a frequent speaker and seminar leader on a broad range of corporate governance issues and serves on a number of corporate boards.  He has served as a member of the Board of Directors and Chairman of the Audit Committee of State Farm Insurance Companies since 1998; He is Chairman of the Board of Directors of the National Association of Corporate Directors, Florida Chapter and is Chairman of The National Leadership Institute, a non-profit organization committed to improving non-profit Leadership and Corporate Governance.  Mr. Czarnecki has a B.S. in Economics from Temple University and an M.A. in Economics from Michigan State University and is a CPA.

James R. Henderson is the Chairman of the Company’s Board of Directors where he has been a director since November 20, 2003. Mr. Henderson is a Managing Director and operating partner of Steel Partners LLC, a global investment management firm, which is the Investment Manager for Steel Partners II Master Fund L.P., Steel Partners II, L.P. and Steel Partners II (Onshore) L.P.  Mr. Henderson has been associated with Steel Partners LLC and its affiliates since August 1999.  Mr. Henderson has, since March 1, 2007, served as an Executive Vice President of SP Acquisition Holdings, Inc., a “blank check company” formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets.  He has served as a director, (currently Chairman of the Board) of Point Blank Solutions, Inc., a manufacturer and provider of bullet, fragmentation and stab resistant apparel and related ballistic accessories, which are used in the United States and internationally by military, law enforcement, security and corrections personnel, as well as government agencies since August 2008 and Chief Executive Officer since April 2009.  Mr. Henderson has served as a director (currently Chairman of the Board) of GenCorp Inc., a  manufacturer of aerospace and defense systems with a real estate segment that includes activities to the entitlement, sale and leasing of its excess real estate assets, since March 2008.  He has been a director of BNS Holding, Inc., a holding company that owns a majority of Collins Industries, Inc., a manufacturer of school buses, ambulances, and terminal trucks, since June 2004.  Mr. Henderson has been a director of SL Industries, Inc., a manufacturer and marketer of power and data quality systems and equipment for industrial, medical, aerospace and consumer applications, since January 2002.  He was a director and Chief Executive Officer of WebFinancial Corporation, which through its operating subsidiaries, operates niche banking markets, from June 2005 to April 2008, President and Chief Operating Officer of WebFinancial from November 2003 to April 2008.  He was also the Chief Executive Officer of WebBank, a wholly-owned subsidiary of WebFinancial, from November 2004 to May 2005.  He was a director of ECC International Corp. (“ECC”), a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons, from December 1999 to September 2003 and was acting Chief Executive Officer from July 2002 to March 2003.  Mr. Henderson has been the President of Gateway Industries, Inc., a provider of database development and web site design and development services, from December 2001 to April 2008.  Mr. Henderson was also director of Angelica Corporation, an outsourced linen management services provider to the healthcare industry, from August 2006 until August 2008.  From January 2001 to August 2001, he was President of MDM Technologies, Inc., a direct mail and marketing company.  Mr. Henderson was employed as Chief Financial Officer with Aydin Corporation from 1996 to June 1999, which also included tenure as President and Chief Operating Officer from October 1998 to June 1999.  Prior to his employment with Aydin Corporation, Mr. Henderson was employed as an executive with UNISYS Corporation, an e-business solutions provider.

General Merrill A. McPeak has been a member of the Company’s Board of Directors since April 27, 2005. General McPeak is the President of McPeak and Associates, a management-consulting firm he founded in 1995. General McPeak was Chief of Staff of the Air Force from November 1990 to October 1994, when he retired from active military service. General McPeak was for several years Chairman of ECC. He has been a director of Point Blank Solutions since August 2008 and has served as a director of several other public companies, including Tektronix, Inc. and TWA. Currently, General McPeak is Chairman of the Board of Ethicspoint, Inc., a company providing confidential corporate governance compliance and whistleblower reporting services. He is a director of Sensis Corp., a privately held manufacturer of military radars and civilian air traffic control systems. He is an investor in and director of several public and private companies in the early development stage. General McPeak received a Bachelor of Arts degree in economics from San Diego State College and a Master of Science degree in international relations from George Washington University. He is a member of the Council on Foreign Relations, New York City.

John J. Quicke was appointed as the Company’s President and Chief Executive Officer on September 1, 2009 and a member of the Company’s Board of Directors on September 17, 2009.  Mr. Quicke has served as a director of WHX Corporation since July 2005 and as a Vice President of WHX Corporation since October 2005.  Mr. Quicke served as the President and Chief Executive Officer of Bairnco Corporation, a subsidiary of WHX Corporation, from April 2007 to December 2008.  He is a Managing Director and operating partner of Steel Partners.  Mr. Quicke has been associated with Steel Partners and its affiliates since September 2005.  He has served as a director of Rowan Companies, Inc., a contract drilling company, since January 2009.  He has served as a director of Adaptec, Inc. since December 2007.  He served as a director of Angelica Corporation, a provider of health care linen management services, from August 2006 to July 2008.  Mr. Quicke served as Chairman of the Board of NOVT Corporation from April 2006 to January 2008, and served as President and Chief Executive Officer of NOVT Corporation from April 2006 to November 2006.  Mr. Quicke also served as a director of Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets, from October 2006 to June 2007.  He served as a director, President and Chief Operating Officer of Sequa Corporation, a diversified industrial company, from 1993 to March 2004, and as Vice Chairman and Executive Officer of Sequa Corporation from March 2004 to March 2005.  As Vice Chairman and Executive Officer of Sequa Corporation, Mr. Quicke was responsible for the Automotive, Metal Coating, Specialty Chemicals, Industrial Machinery and Other Product operating segments of the company.  From March 2005 to August 2005, Mr. Quicke occasionally served as a consultant to Steel Partners II, L.P. and explored other business opportunities.  Mr. Quicke is a Certified Public Accountant and a member of the AICPA.

James A. Risher has been a member of the Company’s Board of Directors since April 27, 2005.  On August 31, 2006 Mr. Risher became the President and CEO of the Company.  On August 28, 2009, Mr. Risher resigned from his position as President and Chief Executive Officer of the Company effective August 31, 2009. Mr. Risher will continue to serve as a director of the Company.  Mr. Risher has been the Managing Partner of Lumina Group, LLC, a private company engaged in the business of consulting and investing in small and mid-size companies, since 1998.  From February 2001 to May 2002, Mr. Risher served as Chairman and Chief Executive Officer of BlueStar Battery Systems International, Inc., a Canadian public company that is an e-commerce distributor of electrical and electronic products to selected automotive aftermarket segments and targeted industrial markets.  From 1986 to 1998, Mr. Risher served as a director, Chief Executive Officer and President of Exide Electronics Group, Inc. (“Exide”), a global leader in the uninterruptible power supply industry.  He also served as Chairman of Exide from December 1997 to July 1998.  Mr. Risher has also been a director of SL Industries, Inc. since May 2003 and a director of New Century Equity Holdings Corp., a holding company seeking to acquire a new business, since October 2004.

During the Company’s fiscal year ended August 1, 2009, the Board of Directors held thirteen (13) regularly scheduled and special meetings.  During this period, all of the directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served (during the periods during which such director served on such committee).

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meeting of Shareholders.  All four (4) Board members who were elected at the 2009 Annual Meeting of Shareholders attended such meeting.

The Company has three standing committees: the Audit Committee (the “Audit Committee”), the Compensation and Stock Option Committee (the “Compensation Committee”), and the Nominating and Governance Committee (the “Nominating Committee”).  Each of these committees has a written charter approved by the Board of Directors.  A copy of each charter can be found under the “Investor Relations” section of our website at www.delglobal.com.

The members of the committees are identified in the following table.

COMMITTEE MEMBERSHIP

Director	Audit Committee	Compensation And Stock Option Committee	Nominating And Governance Committee
T. Scott Avila*	X	X	X
Gerard M. Czarnecki*	CHAIR	X	X
James R. Henderson*	-	X	CHAIR
General Merrill A. McPeak*	X	CHAIR	X
John J. Quicke	-	-	-
James A. Risher	-	-	-

*	Independent

Audit Committee

The Audit Committee is responsible for reviewing the financial information that will be provided to shareholders and others, the systems of internal controls, which management and the Board of Directors have established, the performance and selection of independent auditors, and the Company’s audit and financial reporting processes.  The Audit Committee held five (5) meetings during the last fiscal year.  The Board of Directors has determined that Mr. Czarnecki is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K.  Although the Company is currently not listed on any exchange, each of Mr. Czarnecki and the other member of the Audit Committee is an “independent director” as defined in Rule 5605 of the Listing Rules of the NASDAQ Stock Market.

Compensation Committee

The basic responsibility of the Compensation Committee is to review the performance and development of management in achieving corporate goals and objectives and to ensure that the Company’s senior executives are compensated effectively in a manner consistent with the Company’s strategy, competitive practice, and the requirements of the appropriate regulatory bodies.  Toward that end, the Compensation Committee oversees all of the Company’s compensation, equity and employee benefit plans and payments, including the Company’s DGTC Plan (as defined herein).  This committee held one (1) meeting during the last fiscal year and also included compensation discussions and stock option grant award approvals on a routine basis during Board meetings held during the last fiscal year.  Although the Company is not listed on any exchange, each of the members of the Compensation Committee is an “independent director” as defined in Rule 5605 of the Listing Rules of the NASDAQ Stock Market, and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Nominating Committee

The Nominating Committee is responsible for recommending to the full Board of Directors candidates for election to the Board of Directors.  This committee held one (1) meeting during the last fiscal year.  The Nominating Committee considers nominees proposed by shareholders.  To recommend a prospective nominee for the Nominating Committee’s consideration, shareholders should submit the candidate’s name and qualifications to the corporate secretary in writing to the following address: Del Global Technologies Corp., 50B N. Gary Avenue, Roselle, Illinois 60172, Attn: John J. Quicke, with a copy to the Company’s General Counsel at the following address: Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attn: Jeffrey Spindler, Esq. Each member of this committee is an “independent director” as defined in Rule 5605 of the Listing Rules of the NASDAQ Stock Market.

In considering Board candidates, the Nominating Committee takes into consideration the Company’s Corporate Governance Guidelines, the Company’s policy regarding shareholder recommended director candidates, as set forth above, and all other factors that it deems appropriate, including, but not limited to, the individual’s independence, character, education, experience, knowledge and skills.  The Nominating Committee will also consider: the extent of the individual’s experience in business, education or public service; his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board; and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders.  In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company’s businesses.  It is the Board’s policy that at all times at least a majority of its members meet the standards of independence promulgated by the NASD and the SEC and as set forth in the Company’s Corporate Governance Guidelines.  Additionally, the Nominating Committee will consider the number of boards on which the candidate already serves when assessing whether the candidate has the appropriate time to devote to Board service.

Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a shareholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by shareholders).  These issues will be considered by the Nominating Committee, which will then make a recommendation to the Board.

Director Compensation

Director compensation is more fully described below in the “Director Compensation Table” located in the “Executive Compensation” portion of this Proxy Statement.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES.

MANAGEMENT

Additional Executive Officers of the Company Who are Not Directors or Director Nominees

Mark A. Zorko, 57, has served as our Chief Financial Officer from August 30, 2006.  He continues as a CFO Partner at Tatum, LLC, a professional services firm where he has held financial leadership positions with public and private client companies.  From 1996 to 1999, Mr. Zorko was Chief Financial Officer and Chief Information Officer for Network Services Co., a privately held distribution company.  His prior experience includes Vice President, Chief Financial Officer and Secretary of Comptronix Corporation, a publicly held electronic system manufacturing company, corporate controller for Zenith Data Systems Corporation, a computer manufacturing and retail electronics company, and finance manager positions with Honeywell, Inc.  Mr. Zorko was a senior staff consultant with Arthur Andersen & Co.  Mr. Zorko served in the Marine Corps. from 1970 to 1973.  He is on the Board of Directors of MFRI, Inc, and chairs the audit committee. Mr. Zorko is on the audit committee for Opportunity Int’l, a microenterprise development organization, and on the Finance Committee for the Alexian Brothers Health System.  Mr. Zorko earned a BS degree in Accounting from The Ohio State University, an MBA from the University of Minnesota, and completed the FEI’s Chief Financial Officer program at Harvard University.  He is a certified public accountant and a member of the National Association of Corporate Directors.

CORPORATE GOVERNANCE

Our business, property and affairs are managed by, or are under the direction of, the Board of Directors pursuant to the New York Business Corporation Law, our by-laws and our certificate of incorporation.  Members of the Board of Directors are kept informed of our business through discussions with John J. Quicke, our Chief Executive Officer and President, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Company maintains a corporate governance page on its website that includes key information about its corporate governance initiatives, including the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the Audit Committee, the Compensation Committee and the Nominating Committee of the Board.  The corporate governance page can be found at www.delglobal.com, by clicking on “Investor Relations,” and then “Corporate Governance.”

The Company’s policies and practices are compliant with the corporate governance requirements of the Sarbanes-Oxley Act of 2002.  The Company’s initiatives have included:

•	The Board has adopted clear corporate governance policies;

•	A majority of the Board members are independent of the Company and its management;

•	All members of the standing Board committees — the Audit Committee, the Compensation Committee, and the Nominating Committee — are independent;

•	The independent members of the Board meet regularly without the presence of management;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

•	The Company’s employees have received training on, and affirmed the Company’s Code of Business Conduct and Ethics;

•
The Chairman of the Company’s Audit Committee serves as the Company’s Compliance Officer and monitors a hotline available to all employees for reporting business abuses, including the anonymous submission of employee complaints on accounting, internal controls, or auditing matters;

•
The Company has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer; and

•
The Company has an internal audit control function that maintains critical oversight over the key areas of its business and financial processes and controls, and meets regularly with the Company’s Audit Committee without the presence of management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of Common Stock of the Company outstanding at November 13, 2009 by each person or entity (including any “Group” as such term is used in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock.  The percentage ownership of each beneficial owner is based upon 24,246,165 shares of Common Stock issued and outstanding as of November 13, 2009 plus shares issuable upon exercise of options, warrants or convertible securities (exercisable within 60 days after said date) that are held by such person or entity, but not those held by any other person or entity.  The information presented in this table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of Class

Steel Partners Holdings, L.P. Warren G. Lichtenstein c/o Steel Partners II, L.P. 590 Madison Avenue 32nd Floor New York, NY 10022	3,136,162 (2)	12.9%

Wellington Management Co. LLP 75 State Street Boston, MA 02109	3,333,115 (3)	13.7%

Wellington Trust Company NA c/o Wellington Management Co. LLP 75 State Street Boston, MA 02109	2,117,341 (4)	8.7%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,513,885 (5)	6.2%

(1)	Unless otherwise noted, each beneficial owner has sole voting and investment power with respect to the shares shown as beneficially owned by him or it.

(2)
According to information contained in Amendment No. 16 to Schedule 13D filed jointly on September 8, 2009 with the SEC by Mr. Lichtenstein, Steel Partners II, L.P., a Delaware limited partnership (“SP II”), Steel Partners Holdings, L.P., a Delaware limited partnership (“SPH”), Steel Partners LLC, A Delaware limited liability company (“Steel Partners”), Steel Partners II GP LLC, a Delaware limited liability company (“SP II GP”), James R. Henderson and John J. Quicke: (i) as of the close of business on September 4, 2009, SP II owned directly 3,078,870 shares of Common Stock.  By virtue of their relationships with SP II, as described below, each of SPH, Steel Partners, SP II GP and Warren G. Lichtenstein may be deemed to beneficially own the Shares owned directly by SP II; and (ii) as of the close of business on September 4, 2009, SPH owned directly 57,292 shares of Common Stock. By virtue of their relationships with SPH, as described below, each of Steel Partners, SP II GP and Warren G. Lichtenstein may be deemed to beneficially own the Shares owned directly by SH.   SPH is the sole limited partner of SP II.  Steel Partners is the manager of SP II and SPH.  SP II GP is the general partner of SP II and SPH.  Warren G. Lichtenstein is the manager of Steel Partners and the managing member of SP II GP.  James R. Henderson is a Managing Director and operating partner of Steel Partners.  Mr. Henderson is also a director of the Company.  John J. Quicke is a Managing Director and operating partner of Steel Partners.  Mr. Quicke is also President and Chief Executive Officer and a director of the Company.

(3)
According to information contained in Amendment No. 9 to a Schedule 13G dated December 31, 2008, Wellington Management Company, LLP (“Wellington”), an investment advisor registered under the Investment Act, may be deemed the beneficial owner of 3,333,115 shares of Common Stock of the Company. Clients of Wellington are the owners of record of the shares held by Wellington. Accordingly, in its role as investment advisor, Wellington has shared power to vote as to 2,483,459 of our Common Stock and shared power to dispose of all 3,333,115 shares of our Common Stock beneficially owned by Wellington.

(4)
According to information contained in Amendment No. 1 to Schedule 13G dated December 31, 2008, Wellington Trust Company NA, a bank as defined by the Investment Act, may be deemed the beneficial owner of 2,117,341 shares of Common Stock of the Company.  Clients of Wellington Trust are the owners of record of the shares held by Wellington Trust. Accordingly, in its role as investment advisor, Wellington Trust has shared power to vote and dispose 2,117,341 of our Common Stock beneficially owned by Wellington Trust.

(5)
According to information contained in Amendment No. 6 to a Schedule 13G dated December 31, 2009, Royce & Associates, LLC, an investment advisor registered under the Investment Act, may be deemed the beneficial owner of  1,513,885 shares of Common Stock of the Company.

Security Ownership of Directors and Management

The following table sets forth information concerning beneficial ownership of Common Stock of the Company outstanding at November 13, 2009 by (i) each director; (ii) each Named Executive Officer of the Company and (iii) by all directors and executive officers of the Company as a group.  The percentage ownership of each beneficial owner is based upon 24,246,165 shares of Common Stock issued and outstanding as of November 13, 2009, plus shares issuable upon exercise of options, warrants or convertible securities (exercisable within 60 days after said date) that are held by such person or entity, but not those held by any other person or entity.  The information presented in this table is based upon the most recent filings with the Commission by such persons or upon information otherwise provided by such persons to the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of Class

Mark A. Zorko	155,000(2)	*
T. Scott Avila	6,250(2)	*
Gerald M. Czarnecki	93,043(2)	*
James A. Risher	224,000(2)	*
James R. Henderson(3)	113,500(2)	*
Merrill A. McPeak	94,866(2)	*
John J. Quicke(4)	25,000(2)	*
All Directors and Executive Officers as a group (7 persons)	711,659(2)	2.87%

*	Represents less than 1% of the outstanding shares of our Common Stock

(1)	Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him.

(2)
Includes shares of our common stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of October 1, 2009, in the following amounts: Mark A. Zorko — 95,000, T.  Scott Avila — 6,250; Gerald M. Czarnecki — 56,250, James A. Risher — 205,000, James R. Henderson — 113,500, Merrill A. McPeak 53,750 and John J. Quicke — 25,000.

(3)
Mr. Henderson is a Managing Director and operating partner of Steel Partners and disclaims beneficial ownership of the (i) 3,078,870 shares of Common Stock owned directly by SP II and (ii) 57,292 shares of Common Stock owned directly by SPH.

(4)
Mr. Quicke is a Managing Director and operating partner of Steel Partners and disclaims beneficial ownership of the (i) 3,078,870 shares of Common Stock owned directly by SP II and (ii) 57,292 shares of Common Stock owned directly by SPH.

Procedures for Contacting Directors

The Company has adopted a procedure by which shareholders may send communications to one or more directors by writing to such director(s) or to the whole Board care of the Corporate Secretary, Del Global Technologies Corp., 50B N. Gary Avenue, Roselle, Illinois 60172.  Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company and written representations that no Form 5 or amendments thereto were required, the Company believes that during the fiscal year ended August 1, 2009, its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the elements of compensation paid to each of the named executive officers who served in the fiscal year ended August 1, 2009. The discussion focuses primarily on the information contained in the following tables and related footnotes but may also describe compensation actions taken before or after the last completed fiscal year to the extent that such discussion enhances understanding of our compensation philosophy or policies. The Compensation Committee of the Board, which we refer to in this discussion as the “Committee”, oversees the design and administration of our executive compensation program.

The Role of the Committee

The Committee is responsible for ensuring that the Company’s executive compensation policies and programs are competitive within the markets in which the Company competes for talent and reflect the long-term investment interests of our shareholders. The Committee reviews and approves the executive compensation and benefits programs for all the Company’s executive officers annually, usually in first quarter of each fiscal year.  Any options that are granted as a result of the Committee’s executive compensation review and approval process are only granted upon full Board approval of the option grant.  The strike price of such options is set at the closing price of the Company’s stock on the day the options were granted.

With respect to the CEO, the Committee reviews and approves corporate goals and objectives, evaluates the CEO’s performance against these objectives, and based on that evaluation makes recommendations to the Board regarding the CEO’s compensation level, or in the case of our current CEO, the terms of the management services agreement with SP Corporate Services, LLC (“SP Corporate Services”), effective as of September 1, 2009 (the “Services Agreement”), pursuant to which SP Corporate Services provides the non-exclusive services of John J. Quicke to serve as the Company’s CEO and President.

The CEO participates, together with the Committee, in the executive compensation process by:

•	approving perquisites valued at less than $10,000 per year (all perquisites valued at greater than this amount are still approved by the Committee);

•	participating in informal discussions with the Committee regarding satisfaction of performance criteria by executive officers, other than the CEO;

•	providing the Board with recommendations as to who should participate in the Del Global Incentive Stock Plan and the size of option grants to such participants; and

•	assigning annual budget goals and other objectives that determine bonus awards for the CFO.

Compensation Philosophy and Objectives

The Committee is responsible for ensuring that the Company’s executive compensation policies and programs are competitive within the markets in which the Company competes for talent and reflect the long-term investment interests of our shareholders. The goal of the executive compensation program is to (a) attract, retain and reward executive officers who contribute to the Company’s success and (b) align executive compensation with the achievement of the Company’s business objectives and the creation of longer-term value for shareholders. The Committee also strives to balance short and long-term incentive objectives by establishing goals, performance criteria, evaluating performance and determining actual incentive awards that are both effective and efficient. While the Committee believes that stock ownership by executive officers is an effective way of aligning the common interests of management and shareholders to enhance shareholder value, the Company has not established equity ownership guidelines for its executive officers.

Relationship of Company Performance to Executive Compensation

When determining executive compensation, the Committee also takes into account the executives’ performance in special projects undertaken during the past fiscal year, contribution to improvements in our financial situation, development of new products, marketing strategies, manufacturing efficiencies and other factors. During the 2009 fiscal year, the Committee focused particularly on progress with respect to improvement in the Company’s revenue growth, operating earnings and the development of a long-term strategic plan for the Company that provides a platform for growth and a return to shareholders.

Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with other members of the Board and, for all of the executives other than the CEO, after discussions with the CEO. No specific weight or relative importance was assigned to the various qualitative factors and compensation information considered by the Committee. Accordingly, the Company’s compensation policies and practices may be deemed subjective, within an overall published framework based on both the financial and non-financial factors.

Elements of Compensation

The Company’s compensation program is comprised primarily of four elements: base salary, annual cash bonuses, long-term equity incentives and perquisites. Together, these four elements are structured by the Committee to provide our named executive officers with cumulative total compensation consistent with our executive compensation philosophy described above. Each of these elements plays an important role in balancing executive rewards over short- and long-term periods, based on our program objectives.

1.   Services Agreement and Base Salary

Pursuant to the Services Agreement, we pay SP Corporate Services $30,000 per month (the “CEO Fee”) for the services of John J. Quicke, our President and CEO.  The CEO Fee may be adjustable annually upon mutual agreement by us and SP Corporate Services or at other times upon the amendment of the services to be provided by John J. Quicke.  Our base salary levels and the CEO Fee reflect a combination of factors, including competitive pay levels relative to our peers, the executive’s experience and tenure, our overall annual budget for merit increases and pre-tax profit, the executive’s individual performance, and changes in responsibility.  Base salaries and the CEO Fee are reviewed annually by the Committee at the beginning of the year, but are not automatically increased annually. We do not target base salary or the CEO Fee at any particular percent of total compensation. The base salary for our CFO and former CEO are set forth in their employment agreements, which are described in more detail below.

2.  Annual Cash Bonuses

The purpose of the annual cash bonus is to provide a competitive annual cash incentive opportunity that rewards both the Company’s performance toward corporate goals and objectives and also individual achievements.  The annual bonus is a short-term annual incentive paid in cash pursuant to arrangements that cover all executive officers, including the CEO, and provide that a bonus will be paid upon achieving the Company’s annual budget goals.  For fiscal year 2009, the Committee determined that bonuses would be paid out upon the achievement of improvement of revenue and operating income as compared to fiscal year 2009 business plan with targets set for the CEO and CFO of 70% and 45% of their annual base salary respectively.  Incentive targets for fiscal year 2009 were not achieved and as a result, the CEO and CFO did not receive an annual bonus.

3.  Long Term Equity Incentives

A.  Del Global Stock Option Plan

The purpose of the Del Global Amended and Restated Stock Option Plan (the “DGTC Plan”), is to provide for the granting of incentive stock options and non-qualified stock options to the Company’s executive officers, directors, employees and consultants.  The Committee administers the DGTC Plan.  Among other things, the Committee: (i) determines participants to whom options may be granted and the number of shares to be granted pursuant to each option, based upon the recommendation of our CEO;  (ii) determines the terms and conditions of any option under the DGTC Plan, including whether options will be incentive stock options, within the meaning of Section 422 of the Internal  Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options; (iii) may vary the vesting schedule of options; and (iv) may suspend, terminate or modify the DGTC Plan.  Any Committee recommendations of awards, options or compensation levels for senior executive officers are approved by the entire Board, excluding any management directors.

Under the DGTC Plan, incentive stock options have an exercise price equal to the fair market value of the underlying stock as of the grant date and, unless earlier terminated, are exercisable for a period of ten (10) years from the grant date.  Non-qualified stock options may have an exercise price that is less than, equal to or more than the fair market value on the grant date and, unless earlier terminated, are exercisable for a period of up to ten (10) years from their grant date.

For the fiscal year ended August 1, 2009, no options to purchase the Company’s common stock were granted under the terms of the DGTC Plan.

B.  2007 Incentive Stock Plan

The 2007 Incentive Stock Plan (the “2007 Plan”) is designed to provide an incentive to, and to retain in the employ of the Company and any Subsidiary of the Company, within the meaning of Section 424(f) of the Code, directors, officers, consultants, advisors and employees with valuable training, experience and ability; to attract to the Company new directors, officers, consultants, advisors and employees whose services are considered valuable and to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

The 2007 Plan is administered by the Committee, which has full power and authority to designate recipients of options (as defined in the 2007 Plan) and restricted stock under the 2007 Plan and to determine the terms and conditions of the respective option and restricted stock agreements and to interpret the provisions and supervise the administration of the 2007 Plan. The Committee also has the authority to designate which options granted under the 2007 Plan will be incentive options and which shall be nonqualified options.

For the fiscal year ended August 1, 2009, under the terms of the 2007 Plan, the Company granted (a) James A. Risher an option to purchase 50,000 shares of the Company’s common stock and (b) Mark A. Zorko an option to purchase 20,000 shares of the Company’s common stock.

4.  Perquisites

The Company’s compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to certain executive officers’ 401(k) plan accounts, car allowances, living allowances and tax gross-ups to cover taxes on certain benefits.  We are selective in our use of perquisites, attempting to utilize perquisites that are within range of modest to competitive within our industry. The Committee has delegated authority to the CEO to approve such perquisites for other executive officers, but the Committee must separately approve any perquisites that exceed $10,000 per year.

Impact of Tax and Accounting

As a general matter, the Committee always considers the various tax and accounting implications of compensation elements employed by the Company and attempts to structure such compensation in a tax efficient manner. When determining amounts of long-term incentive grants to executives and employees, the Committee examines the accounting cost associated with the grants.

Current compensation levels for our named executive officers are significantly lower than $1 million at which tax deductions are limited under Section 162(m) of the Code.  In the event that future annual total compensation for any named executive officer exceeds the $1 million threshold, the Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs. As a result, the Committee may take such actions as it deems in the best interests of shareholders, including: (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by the Company; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

Fiscal Year 2009 Compensation Decision

For fiscal year 2009, the Committee conducted an evaluation of the performance of the CEO and the CFO against per-established goals.  Based upon these evaluations, decisions were made regarding salary increases and annual bonuses.  As a result, no salary increases were granted for fiscal year 2009.  Incentive targets for fiscal year 2009 were not achieved and as a result, the CEO and CFO did not receive an annual bonus.

In keeping with our philosophy of aligning management and shareholder interests and consideration of the future contributions expected of the executive officers, the Committee granted long-term equity incentives to the CEO and CFO.  See the “Grants of Plan-Based Awards Table” for equity granted to the Named Executive Officers in fiscal year 2008.

Summary Compensation Table

The following table sets forth all compensation awarded to, paid or earned by the following type of executive officers for each of the Company’s last three completed fiscal years: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer for the fiscal year ended August 1, 2009; (ii) individuals who served as, or acted in the capacity of, the Company’s principal financial officer for the fiscal year ended August 1, 2009; (iii) the Company’s three most highly compensated executive officers, other than the principal executive officer and principal financial officer, who were serving as executive officers at the end of the fiscal year ended August 1, 2009; and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended August 1, 2009 (of which there were none).  We refer to these individuals collectively as our named executive officers.

SUMMARY COMPENSATION TABLE

	Annual Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards	Option Awards(3)	All Other Compensation(2)	Total

James A. Risher, Chief	2009	$318,722	$-	$-	$80,425	$116,256	$434,978
Executive Officer (4)	2008	$319,743	$-	$-	$75,092	$125,944	$520,779
	2007	$274,615	$224,324	$-	$51,171	$167,686	$717,796

Mark A. Zorko, Chief	2009	$250,864	$-	$-	$42,551	$7,717	$258,581
Financial Officer	2008	$246,571	$-	$-	$37,356	$8,575	$292,502
	2007	$214,300	$131,291	$-	$23,526	$6,844	$375,961

(1)	The figures reported in the salary and bonus columns represent amounts earned and accrued for each year.

(2)	The amounts in this column include the following executive perquisites and other compensation for fiscal years 2009, 2008 and 2007:

Name	Benefit	2009		2008		2007
James A. Risher (4)	Living allowance	$71,165		$72,720		$67,357
	Tax Gross-Ups	45,091		53,224		41,162
	Other	-		-		59,167	(2(e))
		$116,256		$125,944		$167,686

Mark A. Zorko	Car Allowance	$6,900		$6,900		$5,750
	401 (k) Match	817	(2(c))	1,675	(2(c))	1,094	(2(c))
		$7,717		$8,575		$6,844

Notes:

2(c)	Company-matching contribution of 50% of the first 4% of salary. Accelerated vesting schedule (100% vested in Company contributions after three (3) years of employment).

2(e)
During fiscal year 2007, but prior to Mr. Risher’s appointment as CEO, Mr. Risher received $4,167 as compensation for his service to the Company as a Director and $55,000 for his service to the Company as a consultant.

(3)
Refer to Footnote 10 Shareholder Equity in Item 8 “Stock Option Plan And Warrants” for details of stock option plan terms, SFAS 123R valuation techniques and assumptions and the fair value of stock options granted.

(4)
On August 28, 2009, James A Risher resigned his position as President and Chief Executive Officer of the Company effective August 31, 2009. Mr. Risher will continue to serve as a director of the Company.  Mr. Risher will continue to receive as severance his base salary and living allowance through December 31, 2009, and the Company will continue to pay for Mr. Risher’s medical plan through December 31, 2009.

Grants of Plan-Based Awards :

(a)	(b)	(i)	(j)		(k)	(l)
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
James A. Risher, Chief Executive Officer	8/31/2006	-	120,000	(1)	1.50	118,800
	9/17/2007	-	50,000	(2)	2.70	95,397
	12/16/08	-	50,000	(1)	1.00	33,500
Mark A. Zorko, Chief Financial Officer	8/31/2006	-	60,000	(1)	1.50	59,400
	11/17/2006	-	20,000	(1)	2.00	26,200
	9/17/2007	-	20,000	(2)	2.70	38,159
	12/16/08	-	20,000	(1)	1.00	13,400

(1)	Granted pursuant to the Company’s DGTC Plan.

These stock options vest and become exercisable as to 25% of such shares on the date of the option grant and 25% on each of the first, second and third anniversaries of the date of the grant.

(2)	Granted pursuant to the Company’s 2007 Plan.

These stock options vest and become exercisable as to 25% of such shares on the date of the option grant and 25% on each of the first, second and third anniversaries of the date of the grant.

Employment Agreements

A.           James A. Risher Employment Agreements

The Company and Mr. Risher entered into a Letter Agreement, dated August 31, 2006 (the “Risher Employment Agreement”), providing for Mr. Risher’s employment with the Company as its CEO and President. Pursuant to the Risher Employment Agreement, Mr. Risher was entitled to an annual salary of $300,000 and received an option grant to purchase 120,000 shares of the Company’s common stock pursuant to and in accordance with the Company’s DGTC Plan. Such stock options vest and become exercisable as to one-half of such shares on the first anniversary of the date of the grant and as to an additional 25% of such shares on the second and third anniversaries of the date of the grant, respectively.  Under the terms of the Risher Employment Agreement, Mr. Risher also received a living allowance of $6,200 per month.   In addition, Mr. Risher was eligible to receive an annual bonus with a target of 60% of his annual base salary based upon achieving the Company’s annual budget and attaining specific objectives assigned by the Board.  As a result of achieving these specific objectives in fiscal year 2007, Mr. Risher received a bonus of $224,324.

The Risher Employment Agreement was superseded by Letter Agreement between the Company and Mr. Risher, dated September 19, 2007 (the “2007 Risher Agreement”), setting forth the terms of Mr. Risher’s employment by the Company as its CEO and President.  For fiscal year 2008, Mr. Risher received an annual base salary of $320,000 as well as a living allowance of $6,200 per month, which amount shall be “grossed up” for tax purposes.  In addition, Mr. Risher was eligible to receive an annual bonus with a target of 70% of his annual base salary, based on achieving the Company’s annual budget and attaining specific objectives assigned by the Board.  The annual bonus could have been anywhere from 0% to 150% of the target.   As a result of the Company not achieving these specific objectives in fiscal year 2008, Mr. Risher did not receive a bonus for the 2008 fiscal year.

The 2007 Risher Agreement has been superseded by Letter Agreement between the Company and Mr. Risher, dated September 16, 2008 (the “2008 Risher Agreement”) setting forth the terms of Mr. Risher’s continued employment by the Company as its CEO and President, effective as of September 1, 2008.  The 2008 Risher Agreement terminated on August 31, 2009.  The 2008 Risher Agreement provides for the same compensation as the 2007 Risher Agreement, including an annual base salary of $320,000 as well as a living allowance of $6,200 per month, which amount will be “grossed up” for tax purposes.  In addition, Mr. Risher will be eligible to receive an annual bonus with a target of 70% of his annual base salary, based on achieving the Company’s annual budget and attaining specific objectives assigned by the Board.  The annual bonus can be anywhere from 0% to 150% of the target.  In addition to these terms, the 2008 Risher Agreement provides that in the event Mr. Risher terminates his employment with the Company for “Good Reason” or if the Company terminates his employment without “Cause” (and not, in each case, by reason of Mr. Risher’s death or disability), Mr. Risher will be entitled to certain payments and benefits more fully described below in the section  entitled “Potential Payments Upon Termination Or A Change In Control.”

On August 28, 2009, James A. Risher resigned from his position as President and Chief Executive Officer of the Company effective August 31, 2009.  Mr. Risher will continue to serve as a director of the Company. In connection with the termination of his employment, Mr. Risher will continue to receive as severance his base salary and living allowance through December 31, 2009, and the Company will continue to pay for Mr. Risher’s medical plan through December 31, 2009.

B.           Mark A. Zorko Employment Agreement

The Company and Mr. Zorko entered into a Letter Agreement, dated August 30, 2006 (the “Zorko Employment Agreement), which remains in effect as of the date hereof, and provides for Mr. Zorko’s employment with the Company as its Chief Financial Officer.  Pursuant to the Zorko Employment Agreement, Mr. Zorko is entitled to an annual salary of $245,000 and received an option grant to purchase 60,000 shares of the Company’s common stock pursuant to and in accordance with the Company’s DGTC Plan.  Mr. Zorko is also entitled to receive an automobile allowance of $575 per month.  In addition, Mr. Zorko was eligible to receive an annual bonus with a target of 45% of his annual base salary based upon achieving the Company’s annual budget and attaining specific objectives assigned by the CEO of the Company.  As a result of the Company not achieving these specific objectives in fiscal year 2008 or 2009, Mr. Zorko did not receive a bonus for either fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END:

Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

James A. Risher, Chief Executive Officer	25,000 (2)	- (2)	-	2.70	4/26/15
	10,000 (2)	- (2)	-	2.26	6/13/16
	90,000 (2)	30,000 (2)	-	1.50	8/31/16	-	-	-	-
	25,000 (3)	25,000 (3)		2.70	9/17/17
	12,500 (3)	37,500 (3)		1.00	12/16/18
Mark A. Zorko, Chief Financial Officer	45,000 (2)	15,000 (2)	-	1.50	8/31/16
	15,000 (2)	5,000 (2)	-	2.00	11/17/16	-	-	-	-
	10,000 (3)	10,000 (3)		2.70	9/17/17
	5,000 (3)	15,000 (3)	-	1.00	12/16/18

(1)	The exercise price per share of each option was equal to the closing price of the shares of Common Stock on the date of grant.

(2)	Granted pursuant to the Company’s DGTC Plan.

(3)	Granted pursuant to the Company’s 2007 Plan.

Potential Payments Upon Termination or a Change in Control

Separation Agreements with Current and Certain Former Named Executive Officers.

James A. Risher

Pursuant to the 2008 Risher Agreement, in the event Mr. Risher terminates his employment with the Company for “Good Reason” or if the Company terminates his employment without “Cause” (and not, in each case, by reason of Mr. Risher’s death or disability), Mr. Risher will be entitled to continue receiving his full salary, including the living allowance, subject to applicable withholding tax requirements, until August 31, 2009.  The full value of these payments for the term of the 2008 Risher Agreement is $394,400.  Pursuant to the Employment Agreement, Mr. Risher is not entitled to receive any other severance or compensation from the Company in the event his employment with the Company is terminated.

For the purposes of the 2008 Risher Agreement:

“Good Reason” means: (a) a material diminution in Mr. Risher’s duties as customarily performed by Mr. Risher for the Company, including but not limited to the assignment to Mr. Risher of duties inconsistent with the CEO position, duties or responsibilities as in effect after the date of execution of this Agreement and (b) the Company requires Mr. Risher to relocate 50 miles or more from his present place of work, provided, in each case, that Mr. Risher has given prompt notice to the Company of the existence of the condition (but in no event later than 90 days after its initial existence) and Mr. Risher has provided the Company with a minimum of 30 days following such notice to remedy such condition.

“Cause” means: (i) a material breach, by Mr. Risher, of any written agreement with the Company or its affiliates (after notice and, if capable of being cured, reasonable opportunity of not less than thirty (30) days to cure), (ii) a breach of Mr. Risher’s fiduciary duty to the Company (after notice and, if capable of being cured, reasonable opportunity of not less than thirty (30) days to cure) or any misappropriation, embezzlement or fraud with respect to the Company of affiliate of the Company, or any of their security holders, customers or suppliers, (iii) the commission by Mr. Risher of a felony, a crime involving dishonesty or moral turpitude or other engaging in material misconduct that has caused or is reasonably expected to cause injury to a the Company or an affiliate thereof, or their interests including, but not limited to, harm to the standing and reputation of, or which otherwise brings public disgrace or disrepute to the Company or any of its affiliates, (iv) Mr. Risher’s continued failure or refusal to perform any material duty to the Company or any of its affiliates, which is normally attached to his position (after notice and reasonable opportunity of not less than thirty (30) days to cure), (v) Mr. Risher’s gross negligence or willful misconduct in performing those duties which are normally attached to his position (after notice and reasonable opportunity of not less than thirty (30) to cure if capable of being cured), (vi) any breach of this Agreement, or (vii) a material breach by Mr. Risher of any written code of conduct or other material written policy of the Company or any of its affiliates.

On August 28, 2009, James A. Risher resigned from his position as President and Chief Executive Officer of the Company effective August 31, 2009.  Mr. Risher will continue to receive as severance his base salary and living allowance through December 31, 2009, and the Company will continue to pay for Mr. Risher’s medical plan through December 31, 2009.

Mark A. Zorko

Pursuant to the Zorko Employment Agreement, Mr. Zorko is entitled to a severance payment in the event his employment is terminated by the Company without cause.  The severance payment is equal to one-year base salary (currently $245,000).  The Company will make no such payment if employment is terminated for cause.

Director Compensation

The Company seeks highly qualified individuals to serve as outside directors and compensates them with a combination of cash fees and stock option grants.  The Company also reimburses Directors for, or pays, travel costs associated with meeting attendance. There is no retirement plan for outside directors, and no program of perquisites. The Compensation Committee periodically assesses whether its compensation structure is competitive in terms of attracting and retaining the type and quality of outside directors needed.

Director Compensation:

(a)	(b)		(d)		(g)		(h)
Name	Fees Earned or Paid in Cash(1) ($)		Option Awards(2) ($)		All Other Compensation ($)		Total ($)
T. Scott Avila	15,667		2,859				18,526
Gerald M. Czarnecki (4)	45,000		19,568		-		64,568
James R. Henderson (Chairman) (4)	39,000	(3)	42,782		-		81,782
General Merrill A. McPeak (4)	45,500		17,687		-		63,187
James A. Risher (5)	-	(5)	-	(5)	-	(5)	-	(5)

(1)	Fees consist of:

•	Each non-employee director receives an annual retainer of $20,000;
•
Each non-employee director receives an additional fee of $1,000 per each full length Board meeting attended (with lesser compensation for telephonic meetings, at the discretion of the chair of the Board or committee, as applicable);

•	Each non-employee member of each standing committee receives a fee of $500 per each full-length committee meeting attended; and $250 for shorter duration committee meetings attended; and
•
Chairs of the Board and the various standing committees, excepting the Audit Committee, receives double meeting fees.  In lieu of the foregoing, the Chair of the Audit Committee receives an additional $1,000 per Audit Committee meeting.

(2)
During fiscal 2009, Mr. Avila received a grant to purchase 25,000 shares of the Company’s common stock at an exercise price of $0.53 per share and an aggregate fair value of $8,750; Mr. Czarnecki received a grant to purchase 12,500 shares of the Company’s common stock at an exercise price of $1.00 per share and an aggregate fair value of $8,375; Mr. Henderson received grants to purchase 15,000 shares of the Company’s common stock at an exercise price of $1.00 per share and aggregate fair values of $10,050 and General McPeak received a grant to purchase 11,500 shares of the Company’s common stock at an exercise price of $1.00 per share and an aggregate fair value of $7,705.  Upon election to the Board, each non-employee member of the Board receives a one-time grant of 25,000 options to purchase the Company’s Common Stock, with an exercise price equal to the fair market value on the date of grant. Effective as of June 13, 2006,  Directors also received annual grants of 10,000 options commencing  after  their  first  year of service as a director.  The Chairman of the Audit Committee receives an additional annual grant of 2,500 options.  The Chairman of the Committee receives an additional annual grant of 1,500 options.  The Chairman of the Governance and Nominating Committee receives an additional annual grant of 1,000 options (as long as such person is not the Chair of any other committee of the Board). The Chairman of the Board receives an additional annual grant of 5,000 options.  The annual grants of stock options to directors in fiscal year 2009 were made pursuant to the Company’s 2007 Plan.  Directors are also eligible to receive restricted stock awards under the terms of the Company’s 2007 Plan.  The dollar amounts in this column reflect the dollar amounts recognized for all options for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.  Refer to Footnote 9 Shareholder Equity in Item 8 “Stock Option Plan And Warrants” for details of stock option plan vesting  terms, SFAS 123R valuation techniques and assumptions and the fair value of stock options granted.

(3)
In addition to the above meeting fees, the Chairman of the Board receives $750 per each day other than Board meeting days where he or she spends more than half of such day working at the Company facilities.  This amount is included in the amount reflected in Column (b).

(4)
At August 1, 2009, Mr. Avila held an aggregate of 25,000 options to purchase the Company’s Common Stock, of which 6,250 were exercisable; Mr. Czarnecki held an aggregate of 75,000 options to purchase the Company’s Common Stock, of which 56,250 were exercisable; Mr. Henderson held an aggregate of 136,000 options to purchase the Company’s Common Stock, of which 101,000 exercisable; Mr. McPeak held an aggregate of 71,000 options to purchase the Company’s Common Stock, of which 53,750 were exercisable.

(5)	As Mr. Risher was the Company’s CEO, he was not eligible to receive any compensation for his service as a Director.

Restricted Stock and Option Awards

Upon election to the Board, each non-employee member of the Board receives a one-time grant of 25,000 options to purchase the Company’s Common Stock.  The exercise price for such options is equal to the fair market price per share on the date of the grant, which is approved by the Committee.  These options vest and become exercisable as to 25% of such shares on the date of the option grant, 25% on the first anniversary of the date of the grant and as to an additional 25% of such shares on the second and third anniversaries of the date of the grant, respectively, based on continued service through the applicable vesting date.   Effective as of June 13, 2006, Directors also received annual grants of 10,000 options commencing after their first year of service as a director.  The Chairman of the Audit Committee receives an additional annual grant of 2,500 options.  The Chairman of the Stock Option and Compensation Committee receives an additional annual grant of 1,500 options.  The Chairman of the Governance and Nominating Committee receives an additional annual grant of 1,000 options (as long as such person is not the Chair of any other committee of the Board). The Chairman of the Board receives an additional annual grant of 5,000 options.  Directors are also eligible to receive restricted stock and option awards under the terms of the Company’s 2007 Plan.  The annual grants of stock options to directors in fiscal year 2007 were made pursuant to the DGTC Plan and the annual grants of stock options to directors in fiscal year 2008 and 2009 were made pursuant to the 2007 Plan.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management certain Executive Compensation and Compensation Discussion and Analysis provisions to be included in this Proxy Statement filed on Schedule 14A, filed pursuant the Exchange Act.  Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Executive Compensation and Compensation Discussion and Analysis provisions referred to above be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

General Merrill A. McPeak, Chairman
Gerald M. Czarnecki
James R. Henderson

This Compensation Committee Report is not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Acts.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Merrill A. McPeak as Chairman, Gerald M. Czarnecki and James R. Henderson. None of these individuals were at any time during the fiscal year ended August 1, 2009 or at any other time one of our officers or employees.   Other than Mr. Quicke, the Company’s CEO, none of our executive officers serve as a member of the Board or the Compensation Committee of any other entity which has one or more executive officers serving as a member of our Board or Compensation Committee.

Certain Relationships and Related Transactions

Transactions with Related Persons

On October 15, 2009, the Company entered into the Services Agreement.  Pursuant to the Services Agreement, SP Corporate Services provides the Company with the services of John J. Quicke as the Company’s Chief Executive Officer.  Mr. Quicke had been serving as the Company’s President and Chief Executive Officer since his appointment to such position on August 28, 2009, and is a member of the Company’s Board of Directors.

Pursuant to the Services Agreement, the Company pays SP Corporate Services $30,000 per month as consideration for Mr. Quicke’s services.  Additionally, the Company agreed to reimburse SP Corporate Services and Mr. Quicke for certain expenses, including but not limited to reasonable and necessary business expenses incurred on behalf of the Company.  To accommodate the expected interim nature of Mr. Quicke’s appointment as President and Chief Executive Officer, the Services Agreement will terminate immediately upon the earlier of (i) appropriate written notice given by either party, or (ii) the death of Mr. Quicke.

SP Corporate Services is an affiliate of Steel Partners.  Mr. Quicke is a Managing Director and operating partner of Steel Partners.  James Henderson, Chairman of the Company’s Board of Directors, is a Managing Director and operating partner of Steel Partners. Steel Partners is the manager of SP II, which reported in a Schedule 13D with respect to its investment in the Company, originally filed with the SEC on September 26, 2002 and subsequently amended, most recently on September 8, 2009, that it owns approximately 13.8% of the Company’s outstanding common stock.

The Services Agreement was unanimously approved by the Company’s disinterested directors and the Audit Committee of the Board of Directors, and SP Corporate Services will be subject to the supervision and control of the Company’s disinterested directors while performing its obligations under the Services Agreement.

Review, Approval or Ratification of Transactions with Related Persons

During fiscal 2009, the Company had a policy for the review of transactions in which the Company was a participant, the amount involved exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years and in which any of the Company’s directors or executive officers, or their immediate family members, had a direct or indirect material interest.  Any such related person transaction was to be for the benefit of the Company and upon terms no less favorable to the Company than if the related person transaction was with an unrelated party. While this policy was not in writing during fiscal 2009, the Company’s Board of Directors was responsible for approving any such transactions and the CEO was responsible for maintaining a list of all existing related person transactions.  Other than the transaction described above, the Company had no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant, where the amount involved exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and any director, executive officer or any of their immediate family members had a material direct or indirect interest reportable under applicable SEC rules or that required approval of the Board of Directors under the Company’s Related Person Transaction Policy.

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR
THE FISCAL YEAR ENDING JULY 31, 2010.

Upon the recommendation of the Audit Committee, the Board has selected BDO Seidman as our independent registered public accounting firm for the fiscal year ending July 31, 2010. While shareholder ratification is not required by the Company’s by-laws or otherwise, the Board of Directors is submitting the selection of BDO Seidman, LLP to the shareholders for ratification as part of good corporate governance practices.  If the shareholders fail to ratify the selection of BDO Seidman, the Board may, but is not required to, reconsider whether to retain BDO Seidman, LLP.  Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.  Representatives of BDO Seidman, LLP will be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders in attendance.

Audit Fee - The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended August 1, 2009 and August 2, 2008, for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years and for assistance with other registration statement filings made by the Company during those fiscal years were $296,753, and $323,755, respectively.

Audit-Related Fees - There were no fees billed by BDO Seidman, LLP for Audit-Related services for the fiscal years ended August 1, 2009 and August 2, 2008.

Tax Fees - There were no fees billed by BDO Seidman, LLP for tax services for the fiscal years ended August 1, 2009 and August 2, 2008.  These fees related to tax planning and consulting work.

All Other Fees - For the fiscal year ended August 2, 2008, fees billed by BDO Seidman, LLP for due diligence related services related to a potential business acquisition was approximately $99,600.  There were no other fees for other professional services rendered during the fiscal years ended August 1, 2009 and August 2, 2008.

The Audit Committee’s policy is to pre-approve services to be performed by the Company’s independent public accountants in the categories of audit services, audit-related services, tax services and other services.  Additionally, the Audit Committee will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  The Audit Committee has approved all fees and advised us that it has determined that the non-audit services rendered by BDO Seidman, LLP during our most recent fiscal year are compatible with maintaining the independence of such auditors.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS MATTER AT THE MEETING IS REQUIRED TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2010.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting process, as more fully described in this Proxy Statement.  As set forth in the Audit Committee Charter, our management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with the management of the Company and has discussed matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented, with BDO Seidman, LLP, the Company’s independent auditors for the fiscal year ended August 1, 2009.  The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP, as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with BDO Seidman, LLP the independence of BDO Seidman, LLP.  The Audit Committee also considered whether BDO Seidman, LLP’s non-audit services, including tax planning and consulting, are compatible with maintaining BDO Seidman, LLP’s independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended August 1, 2009 filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Gerald M. Czarnecki, Chairman
General Merrill A. McPeak

ANNUAL REPORT

The Company’s 2009 Annual Report, which contains certified financial statements of the Company for the fiscal year ended August 1, 2009, can be accessed on the Internet at http://www.proxyvote.com.

ANY SHAREHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY’S 2009 ANNUAL REPORT, INCLUDING THE COMPANY’S CERTIFIED FINANCIAL STATEMENTS AND ANY EXHIBITS, UPON REQUEST, BY WRITING TO THE CORPORATE SECRETARY, DEL GLOBAL TECHNOLOGIES CORP., 50B N. GARY AVENUE, ROSELLE, ILLINOIS 60172.

SHAREHOLDER PROPOSALS

Deadline for Receipt of Shareholder Proposals

Shareholder proposals that are intended to be presented at the Company’s 2011 annual meeting of shareholders must be received by the Company at the Company’s principal executive office located at 50B N. Gary Avenue, Roselle, Illinois 60172 no later than July 17, 2010 in order to be included in the proxy statement for that meeting.  Shareholders wishing to nominate directors or bring a proposal before the 2011 annual meeting of shareholders (but not include it in the Company’s proxy material) must provide written notice of such nomination or proposal to the attention of the corporate secretary, no earlier than July 17, 2010 and no later than later than August 16, 2010.  If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the date of the prior year’s meeting, then the deadline for providing written notice of a proposal to be included in the proxy statement for the Company’s 2011 annual meeting of shareholders is a reasonable time before the Company begins to print and mail its proxy materials.

Discretionary Voting Authority

On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act.  The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company’s proxy statement.  This amendment provides that if the Company does not receive notice of a proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  The date by which such notice must be received by the Company for the 2011 annual meeting is September 30, 2010.  If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company sends its proxy materials for the current year in order for the Company to be allowed to use its discretionary voting authority.

Other Matters to be Considered at the Annual Meeting

As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting.  If any other matters properly come before the Meeting, or any continuation of the Meeting pursuant to adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

John J. Quicke
President and Chief Executive Officer

November 20, 2009

DEL GLOBAL TECHNOLOGIES CORP. ATTN: MARK A. ZORKO 50B N. GARY AVE. ROSELLE, IL 60172
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DEL GLOBAL TECHNOLOGIES CORP. The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors	☐	☐	☐
1.     ELECTION OF DIRECTORS:
The election of the following nominees to the Board of Directors, to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and shall qualify:

Nominees: 01) GERALD M. CZARNECKI 02) JAMES R. HENDERSON 03) GENERAL MERRILL A. MCPEAK	04) JAMES A. RISHER 05) JOHN J. QUICKE 06) T. SCOTT AVILA

Vote on Proposal						For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:
2. TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2010:						☐	☐	☐

DISCRETIONARY AUTHORITY:
In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any postponement or adjournment thereof.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE SIX (6) NOMINEES AS DIRECTORS AND TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No
NOTE: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed with full corporate name by a duly authorized officer with the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
DEL GLOBAL TECHNOLOGIES CORP.

Proxy – Annual Meeting of Shareholders
January 8, 2010

The undersigned, a shareholder of Del Global Technologies Corp., a New York corporation (the "Company"), does hereby appoint Mark A. Zorko and John J. Quicke and each of them (with full power to act alone), the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2010 Annual Meeting of Shareholders of the Company to be held at the offices of OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP, Park Avenue Tower, 65 East 55th Street, New York, NY 10022 on January 8, 2010 at 10:00 AM Eastern Time, or at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledge receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated November 20, 2009 and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended August 1, 2009.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE COMPANY'S SIX (6) NOMINEES FOR DIRECTOR AND TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Address Changes/Comments:____________________________________________

____________________________________________________________________

____________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Please mark, date, sign and mail this proxy in the envelope provided for this purpose. No postage is required if mailed in the United States.